Exhibit 99.1

Amwell® Announces Results for the Third Quarter Ended September 30, 2025

BOSTON – November 4, 2025 – Amwell® (NYSE: AMWL), a leading provider of a comprehensive SaaS-based technology-enabled healthcare platform, today announced financial results for the third quarter of 2025.

“Our third quarter performance surpassed guidance and reflects continued execution of our strategic plan to reach break-even cash flow from operations by year-end 2026," said Dr. Ido Schoenberg, Chairman and CEO of Amwell. "We are leveraging our enterprise-grade platform—increasingly powered by AI infrastructure and nearly two decades of telehealth expertise backed by millions of digital-first care encounters—to deliver substantial value for customers while maintaining exceptional operational efficiency.”

“Healthcare organizations are increasingly challenged by fragmentation across multiple point solutions, and the market is moving in our direction," continued Dr. Schoenberg. "Amwell provides a scalable and reliable technology-enabled care backbone that delivers one platform, one user experience, and one data infrastructure. We give customers complete flexibility to select from the rapidly growing array of clinical programs that best serve their needs while safely realizing the promise of AI-driven automation coupled with the compliance and clinical integrity of certified care providers—an approach that drives meaningful improvements in both clinical and financial outcomes.”

Amwell Third Quarter 2025 Highlights:

•
Recorded Total Revenue of $56.3 million, exceeding the previously provided financial guidance from Q2
o
Achieved subscription revenue of $30.9 million
o
Generated Amwell Medical Group (“AMG”) visit revenue of $21.2 million
•
Reported gross margin of 52.4%
•
Net loss was ($31.9) million, compared to ($19.5) million in second quarter of 2025
•
Adjusted EBITDA of ($12.7) million, compared to ($4.7) million in the second quarter of 2025
•
Total visits were 1.1 million

Financial Outlook:

•
The company revised its guidance for 2025 (this reflects the previously announced divestiture of Amwell Psychiatric Care):
o
Revenue in the range of $245 million to $248 million, compared to previous guidance of $245 million to $250 million
o
AMG visits between 1.3 million and 1.35 million, no change
•
The company also narrowed its guidance range for Adjusted EBITDA to a range of between ($45) million to ($42) million, compared to the previous guidance of ($50) million to ($45) million

The company also provided financial guidance for Q4 2025 Revenue and Adjusted EBITDA:

•
Q4 revenue in the range of $51 million to $54 million
•
Q4 adjusted EBITDA in the range of ($15) million to ($12) million

The Company reiterated its objective to achieve positive cash flow from operations in 2026.

Amwell will host a conference call to discuss its financial results today at 5 p.m. ET. The call can be accessed via a live audio webcast at https://edge.media-server.com/mmc/p/63sb3bwu. A webcast replay will be available for approximately 90 days at investors.amwell.com. Other than with respect to GAAP Revenue, the Company only provides guidance on a non-GAAP basis. The Company does not provide a reconciliation of forward-looking Adjusted EBITDA (non-GAAP) to GAAP net income (loss), due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. Because other deductions used to calculate projected net income (loss) vary dramatically based on actual events, the Company is not able to forecast on a GAAP basis with reasonable certainty all deductions needed in order to provide a GAAP calculation of projected net income (loss) at this time. The amount of these deductions may be material and, therefore, could result in projected GAAP net income (loss) being materially less than projected Adjusted EBITDA (non-GAAP).

About Amwell

Amwell offers payers and health systems a single, comprehensive, technology-enabled care platform. We use technology to provide patients with better access to more convenient, affordable and effective care. The Amwell platform includes software and services that power many clinical programs from Amwell and our growing number of partners. Our platform allows patients to experience unified, personalized and simple access to diversified clinical programs across the care continuum. As more people seek care online and more clinical programs become available, we offer integrated, future-ready, consistent solutions. The Amwell platform is proven, operating at a large scale, enabling care for millions of patients and their sponsors while delivering dependable outcomes. For almost two decades, Amwell has proudly served some of the largest and most sophisticated healthcare organizations in the U.S. and worldwide. For more information, visit business.amwell.com or LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements about us and our industry that involve substantial risks and uncertainties and are based on our beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations, financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” or “would,” or the negative of these words or other similar terms or expressions.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements represent our beliefs and assumptions only as of the date of this release. These statements, and related risks, uncertainties, factors and assumptions, include, but are not limited to: our ability to successfully transition our clients to Converge without significant attrition; our ability to renew and upsell our client base; the election by the Defense Health Agency to deploy our solution across their entire enterprise; the continuation of the DHA relationship beyond July 2026 with comparable financial terms; weak growth and increased volatility in the telehealth market; our ability to adapt to rapid technological changes; increased competition from existing and potential new participants in the healthcare industry; changes in healthcare laws, regulations or trends and our ability to operate in the heavily regulated healthcare industry; our ability to comply with federal and state privacy regulations; the significant liability that could result from a cybersecurity breach; our ability to commence and complete and strategic transformation initiatives and the impact of such initiatives; and other factors described under ‘Risk Factors’ in our most recent form 10-K filed with the SEC. These risks are not exhaustive. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Further information on factors that could cause actual results to differ materially from the results anticipated by our forward-looking statements is included in the reports we have filed or will file with the Securities and Exchange Commission. These filings, when available, are available on the investor relations section of our website at investors.amwell.com and on the SEC’s website at www.sec.gov.

Contacts

Media:Press@amwell.com

Investors:

Asher Dewhurst

amwell@icrhealthcare.com

AMERICAN WELL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

(unaudited)

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$200,888	$228,316
Accounts receivable ($1,184 and $616, from related parties and net of allowances of $7,149 and $7,236, respectively)	55,578	71,885
Inventories	1,823	2,858
Deferred contract acquisition costs	2,626	2,513
Prepaid expenses and other current assets	10,253	11,421
Total current assets	271,168	316,993
Restricted cash	795	795
Property and equipment, net	249	376
Intangible assets, net	74,556	101,538
Operating lease right-of-use asset	4,760	7,203
Deferred contract acquisition costs, net of current portion	4,874	5,350
Other assets	3,023	2,213
Investment in minority owned joint venture	—	1,500
Total assets	$359,425	$435,968
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,965	$5,015
Accrued expenses and other current liabilities	47,349	49,326
Operating lease liability, current	3,678	3,690
Deferred revenue ($45 and $198 from related parties, respectively)	29,495	53,232
Total current liabilities	86,487	111,263
Other long-term liabilities	1,253	1,170
Operating lease liability, net of current portion	1,782	4,511
Deferred revenue, net of current portion ($0 and $10 from related parties, respectively)	2,540	2,780
Total liabilities	92,062	119,724
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value; 100,000,000 shares authorized, no shares issued or outstanding as of September 30, 2025 and as of December 31, 2024	—	—
Common stock, $0.01 par value; 1,000,000,000 Class A shares authorized, 14,672,254 and 13,922,877 shares issued and outstanding, respectively; 100,000,000 Class B shares authorized, 1,369,518 shares issued and outstanding; 200,000,000 Class C shares authorized 277,777 issued and outstanding as of September 30, 2025 and as of December 31, 2024	164	156
Additional paid-in capital	2,304,591	2,286,380
Accumulated other comprehensive income	(13,139)	(15,840)
Accumulated deficit	(2,036,705)	(1,965,924)
Total American Well Corporation stockholders’ equity	254,911	304,772
Non-controlling interest	12,452	11,472
Total stockholders’ equity	267,363	316,244
Total liabilities and stockholders’ equity	$359,425	$435,968

AMERICAN WELL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue
($744, $742, $2,009 and $2,442 from related parties, respectively)	$56,286	$61,046	$194,017	$183,358
Costs and operating expenses:
Costs of revenue, excluding depreciation and amortization of intangible assets	26,779	38,352	89,496	118,799
Research and development	18,582	19,797	58,921	67,283
Sales and marketing	9,078	16,771	34,172	60,883
General and administrative	21,736	25,183	66,083	86,404
Depreciation and amortization expense	9,443	8,313	25,467	24,767
Total costs and operating expenses	85,618	108,416	274,139	358,136
Loss from operations	(29,332)	(47,370)	(80,122)	(174,778)
Interest income and other income (expense), net	638	3,882	4,171	10,334
Net gain on divestiture	(2,000)	—	8,713	—
Loss before expense from income taxes and loss from equity method investment	(30,694)	(43,488)	(67,238)	(164,444)
(Expense) Benefit from income taxes	(1,217)	149	(1,060)	$(1,223)
Loss from equity method investment	—	(702)	(1,500)	$(2,402)
Net loss	(31,911)	(44,041)	(69,798)	(168,069)
Net income (loss) attributable to non-controlling interest	467	(577)	980	$(2,580)
Net loss attributable to American Well Corporation	$(32,378)	$(43,464)	$(70,778)	$(165,489)
Net loss per share attributable to common stockholders, basic and diluted	$(2.00)	$(2.87)	$(4.44)	$(11.13)
Weighted-average common shares outstanding, basic and diluted	16,214,711	15,135,421	15,928,671	14,864,967
Net loss	$(31,911)	$(44,041)	$(69,798)	$(168,069)
Other comprehensive income (loss), net of tax:
Foreign currency translation	375	5,196	2,701	(115)
Comprehensive loss	(31,536)	(38,845)	(67,097)	(168,184)
Less: Comprehensive income (loss) attributable to non-controlling interest	467	(577)	980	(2,580)
Comprehensive loss attributable to American Well Corporation	$(32,003)	$(38,268)	$(68,077)	$(165,604)

AMERICAN WELL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, except share and per share amounts)

(unaudited)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(69,798)	$(168,069)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	25,467	24,765
Provisions for credit losses	151	851
Amortization of deferred contract acquisition costs	1,962	1,819
Amortization of deferred contract fulfillment costs	745	275
Inventory provisions	375	—
Net gain on divestiture	(8,713)	—
Stock-based compensation expense	17,432	36,659
Loss on equity method investment	1,500	2,402
Deferred income taxes	(29)	2
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	9,001	(35,932)
Inventories	660	1,891
Deferred contract acquisition costs	(1,520)	(2,312)
Prepaid expenses and other current assets	681	(1,620)
Other assets	382	(206)
Accounts payable	896	3,305
Accrued expenses and other current liabilities	(3,313)	8,685
Deferred revenue	(24,477)	13,582
Net cash used in operating activities	(48,598)	(113,903)
Cash flows from investing activities:
Purchases of property and equipment	(9)	(116)
Capitalized software development costs	—	(12,690)
Investment in less than majority owned joint venture	—	(1,715)
Purchases of investments	(1,000)	—
Proceeds from divestiture, net of cash divested	20,400	—
Net cash provided by (used in) investing activities	19,391	(14,521)
Cash flows from financing activities:
Proceeds from employee stock purchase plan	844	1,384
Payments for the purchase of treasury stock	(3)	(1)
Net cash provided by financing activities	841	1,383
Effect of exchange rates changes on cash, cash equivalents, and restricted cash	938	(350)
Net decrease in cash, cash equivalents, and restricted cash	(27,428)	(127,391)
Cash, cash equivalents, and restricted cash at beginning of period	229,111	372,833
Cash, cash equivalents, and restricted cash at end of period	$201,683	$245,442
Cash, cash equivalents, and restricted cash at end of period:
Cash and cash equivalents	200,888	244,647
Restricted cash	795	795
Total cash, cash equivalents, and restricted cash at end of period	$201,683	$245,442
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$1,513	$3,272

Non-GAAP Financial Measures:

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States, of US GAAP, we use adjusted EBITDA, which is a non-U.S GAAP financial measure to clarify and enhance an understanding of past performance. We believe that the presentation of adjusted EBITDA enhances an investor’s understanding of our financial performance. We further believe that adjusted EBITDA is a useful financial metric to assess our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business. We use certain financial measures for business planning purposes and in measuring our performance relative to that of our competitors. We utilize adjusted EBITDA as the primary measure of our performance.

We calculate adjusted EBITDA as net loss adjusted to exclude (i) interest income and other income, net, (ii) tax benefit and expense, (iii) depreciation and amortization, (iv) gain on divestiture, (v) stock-based compensation expense, (vi) severance and strategic transformation costs and (vii) capitalized software costs.

We believe adjusted EBITDA is commonly used by investors to evaluate our performance and that of our competitors. However, our use of the term adjusted EBITDA may vary from that of others in our industry. Adjusted EBITDA should not be considered as an alternative to net loss before taxes, net loss, loss per share or any other performance measures derived in accordance with U.S. GAAP as measures of performance.

Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of the limitations of adjusted EBITDA include (i) adjusted EBITDA does not properly reflect capital commitments to be paid in the future, and (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and adjusted EBITDA does not reflect these capital expenditures. Our legal, accounting and other professional expenses reflect cash expenditures and we expect such expenditures to recur from time to time. Our adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate adjusted EBITDA in the same manner as we calculate the measure, limiting its usefulness as a comparative measure.

In evaluating adjusted EBITDA, you should be aware that in the future we will incur expenses similar to the adjustments in this presentation. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or non-recurring items. Adjusted EBITDA should not be considered as an alternative to loss before benefit from income taxes, net loss, earnings per share, or any other performance measures derived in accordance with U.S. GAAP. When evaluating our performance, you should consider adjusted EBITDA alongside other financial performance measures, including our net loss and other GAAP results.

The following table presents a reconciliation of adjusted EBITDA from the most comparable GAAP measure, net loss, for the three and nine months ended September 30, 2025 and 2024 and the three months ended June 30, 2025:

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended June 30, 2025
(in thousands)	2025	2024	2025	2024
Net loss	$ (31,911)	$ (44,041)	$ (69,798)	$ (168,069)	$ (19,531)
Add:
Depreciation and amortization	9,443	8,313	25,467	24,767	8,224
Interest income and other income (expense), net	(638)	(3,882)	(4,171)	(10,334)	(845)
Gain on divestiture	2,000	—	(8,713)	—	—
Benefit (Expense) from income taxes	1,217	(149)	1,060	1,223	(725)
Stock-based compensation	4,027	10,599	17,375	36,665	5,662
Severance and strategic transformation costs(1)	3,193	2,865	9,199	16,821	2,541
Capitalized software costs	—	(4,718)	—	(12,690)	—
Adjusted EBITDA	$ (12,669)	$ (31,013)	$ (29,581)	$ 111,617)	$ (4,674)

(1)
Severance and strategic transformation costs include expenses associated with the termination of employees and expenses that focus on transforming the strategy of the Company’s sales and growth organization as well as our overall cost structure.